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                                                                   Exhibit 10.12


                               LINE OF CREDIT AGREEMENT
                               ------------------------


    THIS AGREEMENT ("Agreement"), is made as of the 31st day of July, 1997, between CONNECTSOFT COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), with its principal place of business located at 11130 NE 33rd Place, Suite 250, Bellevue, WA 98004; and AMERICAN UNITED GLOBAL, INC., a Delaware corporation ("AUGI"), with its principal place of business located at 11130 NE 33rd Place, Suite 250, Bellevue, WA 98004.

    WHEREAS, the Company is a wholly-owned subsidiary of AUGI, the Company is commencing the continued development and marketing of an innovative technology acquired from AUGI and the Company has not generated sufficient revenues or net income, and has limited prospects in the immediate future to generate sufficient revenues and net income, to support internally the continuing development of the technology acquired from AUGI; and

    WHEREAS, AUGI has agreed, from time to time, to extend to the Company a line of credit (the "Line of Credit") to support its ongoing operations and its technology development activities, with advances thereunder to be evidenced by a promissory note dated as of the "Closing Date" (as hereinafter defined) from the Company payable to the order of AUGI or its affiliates (the "AUGI Note"), in the form annexed hereto as EXHIBIT A; and

    NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties agree as follows.


    1. THE LINE OF CREDIT: AUGI does hereby extend to the Company, simultaneously with delivery of the AUGI Note, a line of credit in the maximum aggregate principal of TWO MILLION SEVEN HUNDRED FIFTY THOUSAND ($2,750,000) Dollars (the "Line of Credit"), with interest thereunder payable in accordance with the terms of the AUGI Note. The Company may take advances under such Line of Credit by written request to AUGI by the Company from time to time over the next eighteen (18) months; PROVIDED, that no advances under the Line of Credit contemplated hereby shall be made (i) if a default or event of default under this Agreement or under the AUGI Note shall have occurred and shall be continuing, or (ii) on or after the closing of the IPO (as hereinafter defined). Subject to the foregoing, and in accordance with the terms of the AUGI Note, on each occasion that the Company shall request an advance under the Line of Credit, AUGI shall deliver to the Company, by wire transfer of immediately available funds to a bank account designated by the Company or check payable to the order of the Company or its designated payee, the proceeds of such advance in respect of the Line of Credit. All amounts of unpaid principal and accrued interest outstanding under the AUGI Note shall be repaid at the earlier of thirty-six (36) months from the date hereof or in accordance with Section 2 of this Agreement.


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    2.   MANDATORY PREPAYMENT; NOTE RESTRUCTURING.

         The Company shall make mandatory prepayment of the difference between $2,500,000 plus accrued interest on the Asset Transfer Note (as hereinafter defined) and the entire amount used to retire the Asset Transfer Note, dated July 31, 1997, made by the Maker to the order of AUGI (the "Asset Transfer Note") on the closing of the IPO (as hereinafter defined), which amount (the "Mandatory Prepayment") shall be applied first against any related accrued unpaid interest on unpaid principal, and second against unpaid Note principal (including amounts added to principal for unpaid interest) out of the net proceeds to the Company from the consummation of an initial public offering of equity or debt securities issued by the Company (the "IPO"), and upon the consummation of the IPO the Company shall have no further right to draw advances, and AUGI shall have no further obligation to disburse advances, under the Line of Credit to the Company. Following delivery to AUGI of the Mandatory Prepayment amount, the balance of the unpaid principal and related accrued unpaid interest shall be due and payable by the Company subject to the following terms: the balance of the unpaid principal (including accrued annual interest accumulated and added to principal) and related accrued unpaid interest shall bear interest of ten (10%) per annum, with all principal and accrued interest thereon to be due and payable on the earlier of (i) the third anniversary of the date hereof, or (ii) the completion of any public or private, debt or equity financing subsequent to December 31, 1997 (the "Maturity Date").

    3.   EVENTS OF DEFAULT.

         The following are Events of Default hereunder:

         (a) Any failure by the Maker (i) to pay all or any portion of principal of the AUGI Note, as increased by any unpaid accrued interest, on demand, or (ii) subsequent to consummation of the IPO and payment of the Mandatory Prepayment, the payment of any accrued and unpaid interest when due at the Maturity Date (as applicable).

         (b) If the Company (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of its creditors, or (iii) is adjudicated bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against its creditors, of any bankruptcy law statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within sixty
(60) days after the date of the commencement thereof, (vii) has a trustee, receiver or other similar such person appointed by any court to its affairs or assets or business and such appointment is not vacated or discharged within sixty (60) days thereafter, or (viii) takes any action in furtherance of any of the foregoing.



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    4.   MISCELLANEOUS

         (a) All notices hereunder shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, return receipt requested, or by telecopy with confirmation back, or by nationally recognized courier for next day delivery, or hand delivery, and all communications shall be addressed to the addresses of the Company and AUGI as shown above or such other address (or telecopy number) as the parties shall designate by notice to the other party, with such notice being deemed given three (3) days following such deposit in the U.S. mail, upon hand delivery, one day following delivery to such overnight courier, or upon the date and time of the telecopy confirmation.

         (b) This Agreement contains the final, complete and exclusive understanding of the parties with respect to its subject matter, and all prior negotiations, discussions, commitments and understandings heretofore had between them with respect thereto are merged herein. Except as otherwise expressly provided herein, all the terms and conditions of this Agreement shall bind and inure to the benefit of, and be enforceable by, the heirs and the respective successors and assigns of the parties hereto. This Agreement may not be modified or amended except by an instrument in writing signed by the party to be charged therewith.

         (c) The titles and headings of the sections of this Agreement are included for the convenience of the parties only and are not part of this Agreement.

         (d) Whenever possible, each provision of this Agreement will be interpreted in such manner so as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, provided that such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

         (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same document.

         (f) At any time, and from time to time, each party agrees, at its own expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         (g) This Agreement shall be governed in all respects, whether as to validity, construction, interpretation, capacity, performance or otherwise, by the laws of the State of Washington.




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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                   CONNECTSOFT COMMUNICATIONS CORPORATION


                   By:
                      --------------------------
                   Name:
                   Title:


                   AMERICAN UNITED GLOBAL, INC.


                   By:
                      --------------------------
                   Name:
                   Title:




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